As filed with the Securities and Exchange Commission on January 18, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRF S.A.

(Exact name of Registrant as specified in its charter)

N/A

(Translation of Registrant’s name into English)

Federative Republic of Brazil

(State or other jurisdiction of incorporation or organization)

N/A

(I.R.S. Employer Identification Number)

Av. das Nações Unidas, 8501 – 1st Floor

São Paulo, São Paulo 05425-070

Brazil

Telephone: +55 (11) 2322-5000

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

United States

Telephone: +1 (800) 221-0102

(Name, address and telephone number of agent for service)

Copy to:

Grenfel S. Calheiros

Paulo F. Cardoso

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

+1 (212) 455-2000

United States

Telephone: +1 (212) 455-2000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company: ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum aggregate price per common share(2)(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(2)(3)
Common shares, without par value, which may be represented by American Depositary Shares(1)

(1)	American depositary shares, or ADSs, each representing one common share, issuable upon deposit of the common shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6. A separate registration statement on Form F-6 (File No. 333-177676) was filed on November 2, 2011 to register the ADSs.
(2)	The registrant is registering an indeterminate amount of securities for offer and sale, from time to time, at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the U.S. Securities Act of 1933, as amended, or the Securities Act, the registrant is hereby deferring payment of all of the registration fee relating to the registration of securities and will pay the registration fee subsequently in advance or on a pay-as-you-go basis pursuant to Rule 456(b).
(3)	The securities to be registered include common shares that may be offered and sold outside the United States pursuant to Regulation S of the Securities Act. Such common shares, however, may be resold from time to time in the United States under circumstances requiring registration under the Securities Act.

PROSPECTUS

BRF S.A.

Common Shares of BRF S.A., including in the form of American Depositary Shares

We may, from time to time, offer our common shares, which may be represented by American depositary shares, or the ADSs, covered by this prospectus. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we offer these securities, the specific terms of these securities, including the offering price, and the specific manner in which they may be offered will be described in supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent, information in this prospectus is superseded by the information in the applicable prospectus supplement.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled "Plan of Distribution" beginning on page 32 of this prospectus.

Our common shares are listed on the Novo Mercado segment of the B3 S.A. – Brasil, Bolsa, Balcão, or the B3, under the ticker symbol “BRFS3.” ADSs representing our common shares are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “BRFS.”

You should carefully read this prospectus and any applicable prospectus supplement or free writing prospectus, together with any documents we incorporate by reference, before you invest in our common shares or the ADSs.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in the relevant prospectus supplement, if any.

Neither the U.S. Securities and Exchange Commission, or the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM, nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 18, 2022.

About This Prospectus

In this prospectus, unless the context requires otherwise, references to “BRF,” the “Company,” “we,” “us” or “our” mean BRF S.A. and its consolidated subsidiaries.

This prospectus is part of an automatic registration statement that we filed with the SEC utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. Under this shelf registration process, we may, at any time and from time to time, sell our common shares, which may be represented by ADSs, which, in turn, may be evidenced by American depositary receipts, or ADRs, in one or more offerings.

This prospectus only provides a general description of the securities that we may offer. Each time we offer securities, we will prepare a prospectus supplement containing specific information about the particular offering and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits and documents incorporated by reference in the registration statement that provide more detail on the matters discussed in this prospectus. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of those matters. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

1

 Forward-Looking Statements

Some of the information contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that are not based on historical facts and are not assurances of future results.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “potential,” “should,” “will,” “would,” “continues,” “aims,” “may” and similar expressions are forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, these statements are subject to several risks and uncertainties and are made in light of information currently available to us.

Our forward-looking statements may be influenced by numerous factors, including the following:

•	the economic, financial, political and social effects of the coronavirus, and its variants such as omicron, or COVID-19, pandemic (or other pandemics, epidemics and similar crises) particularly in Brazil and to the extent that they continue to cause serious negative macroeconomic effects, thus enhancing the risks described under the “Risk Factors” section in this prospectus and in the reports filed with or furnished to the SEC that are incorporated by reference in this prospectus;
•	general economic, political and business conditions both in Brazil and abroad, including, in Brazil, developments and the perception of risks in connection with ongoing corruption and other investigations and increasing fractious relations and infighting within the administration of President Bolsonaro, as well as policies and potential changes to address these matters or otherwise, including economic and fiscal reforms and in response to the ongoing effects of the COVID-19 pandemic, any of which may negatively affect growth prospects in the Brazilian economy as a whole;
•	our ability to timely and efficiently implement any necessary measures in response to, or to mitigate the impacts of, the COVID-19 pandemic on our business, operations, cash flows, prospects, liquidity and financial condition;
•	our ability to predict and efficiently react to the temporary or long-term term changes in our customers’ behavior as a result of the COVID-19 pandemic, even when the outbreak is sufficiently controlled;
•	health and food safety risks related to the food industry, including in connection with ongoing investigations and legal proceedings;
•	more stringent trade barriers in key export markets and increased regulation of food safety and security;
•	the risk of outbreak of animal diseases;
•	risks related to climate change;
•	the risk of any shortage or lack of water or other raw materials necessary for our business;
•	compliance with various laws and regulations;
•	risks related to new product innovation;
•	the implementation of our principal operating strategies, including through divestitures, acquisitions or joint ventures;
•	the cyclicality and volatility of raw materials and selling prices, including as a result of ongoing global trade disputes;
•	strong international and domestic competition;
•	risks related to labor relations;
•	the protection of our intellectual property;
•	the potential unavailability of transportation and logistics services;
•	the risk that our insurance policies may not cover certain of our costs;
•	our ability to recruit and retain qualified professionals;
•	the risk of cybersecurity breaches;
•	risks related to our indebtedness;
•	risks related to the Brazilian economy;
•	interest rate fluctuations, inflation and exchange rate movements of the real in relation to the U.S. dollar and other currencies;
•	the direction of our future operations;
•	our financial condition or results of operations; and
2

•	other factors identified under the “Risk Factors” section in this prospectus and in the reports filed with or furnished to the SEC that are incorporated by reference in this prospectus.

Our forward-looking statements are not a guarantee of future performance, and our actual results of operations or other developments may differ materially from the expectations expressed in our forward-looking statements. As for forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections. Because of these uncertainties, readers should not rely on these forward-looking statements.

For additional information on factors that could cause our actual results of operations to differ from expectations reflected in forward-looking statements, please see the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement (and/or information incorporated by reference hereto and thereto).

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

3

 BRF

We are one of the largest producers of fresh and frozen protein foods in the world in terms of production capacity, according to WattAgNet, with a portfolio of approximately 7,500 stock keeping units, or SKUs, as of December 31, 2021. We are committed to operating our business and delivering products to our global customer base in line with our core values: quality, safety and integrity. Our processed products include marinated and frozen chicken, Chester® rooster and turkey meats, specialty meats, frozen processed meats, frozen prepared entrees, portioned products and sliced products. We also sell margarine, butter, cream cheese, sweet specialties, sandwiches, plant-based products, animal feed and pet food. We are the holder of brands such as Sadia, Perdigão, Qualy, Perdix, Confidence and Hilal. For the nine months ended September 30, 2021, we were responsible for 11.5% of the world’s poultry trade, according to USDA.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their preferences. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

With 38 industrial facilities in Brazil, as of December 31, 2021, we have among our main assets a distribution network that enables our products to reach Brazilian consumers through more than 524,500 average monthly deliveries and 27 distribution centers in the domestic market.

We have been a public company since 1980. Our shares have been listed on the Novo Mercado of the B3 as BRFS3 since 2006, and ADRs representing our common shares are traded on the New York Stock Exchange, or NYSE (ADR level III).

Our principal executive offices are located at Av. das Nações Unidas, 8501 – 1st Floor, Pinheiros, 05425-070, São Paulo, SP, Brazil, and our telephone number at this address is +55-11-2322-5000/5355/5048. Our internet address is https://www.brf-global.com/. The information contained on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

4

Risk Factors

An investment in our securities carries a significant degree of risk. Before you decide to purchase our securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference herein, which may be amended, supplemented or superseded from time to time by any applicable prospectus supplement and by other reports we file and/or furnish to the SEC in the future that are incorporated herein by reference. See “Incorporation of Certain Documents by Reference.” We encourage you to read these risk factors in their entirety.

In addition, the risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of our securities could decline and you could lose part or all of your investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

5

 Use of Proceeds

We intend to use the net proceeds from the sale of the securities offered by us as set forth in the applicable prospectus supplement.

6

The Securities

We may, from time to time, offer under this prospectus our common shares, which may be represented by ADSs.

7

Description of Common Shares

General

We are a publicly-listed corporation (sociedade anônima) organized under the laws of Brazil. Our bylaws (estatuto social) are governed by the laws of Brazil. An English translation of our bylaws is incorporated by reference as an exhibit to our most recent annual report on Form 20-F. For additional information, we encourage you to read our bylaws and the applicable sections of our most recent annual report on Form 20-F.

The following is a brief discussion of certain significant provisions of our bylaws in effect as of the date of this prospectus and Brazilian laws and regulations. This is a descriptive summary and does not purport to be complete and, therefore, may not contain all of the information that may be important to you. It is subject to, and qualified in its entirety by our bylaws and any other applicable Brazilian laws and regulations, as amended from time to time.

Share Capital

As of December 31, 2021, our paid-in capital was R$12,553,417,953.36, which is composed of 812,473,246 book-entry common shares without par value. Our board of directors is authorized to increase our capital stock to 1 billion common shares.

Our common shares are listed on the Novo Mercado segment of the B3 under the ticker symbol “BRFS3.” Our common shares are held in book-entry form at Itaú Corretora de Valores S.A. The transfer of our common shares is carried out through a debit entry on the seller’s account and a credit entry on the purchaser’s account upon either a written request of the seller or a judicial order or authorization.

Under our bylaws and in accordance with the Novo Mercado listing agreement that we entered into with the B3, we may not issue preferred shares or shares with restricted voting rights.

Corporate Purpose

Article 3 of our bylaws provides that our corporate purpose consists of:

•	the manufacture, sale, in the retail and wholesale sector, and transaction of business relating to food in general, particularly animal protein by-products and food items that use the cold chain for support and distribution;
•	the manufacture and sale of animal feed, nutrients and food supplements for animals;
•	the provision of food services in general;
•	the manufacture, refining and sale of vegetable oils, fats and dairy products;
•	the production, conservation, storage, silage and sale of grains, their derivatives and by-products;
•	the sale on the retail and wholesale market of consumer and production goods, including equipment and vehicles for the development of its logistical activity;
•	the export and import of production and consumer goods;
•	the provision of services of transport, logistics and distribution of freight and food in general;
•	holding equity stakes in other companies, with the aim of achieving the corporate purposes to the fullest extent;
•	the participation in any projects needed for the operation of our business;
•	the manufacture, commercialization, export and import of pharmochemical products derived from animal slaughter;
•	the manufacture and commercialization of organic chemical products derived from animal slaughter; and
•	the manufacture, distribution and export of pharmaceutical ingredients derived from animal slaughter.

We may further engage directly, or indirectly through other companies, in any support activities for the core business described above, such as:

•	administrative, technical or operational support activities, aimed at creating conditions to improve our core business;
•	transport services, in general;
•	product storage and stocking services and other related ancillary services;
•	activities to promote and replace our products in the retail market and at points of sale exposed to the final consumer, including the support needed by clients to allow the packaging and visualization of the products;

8

•	services for receiving and allocating raw materials to be used in production;
•	the provision of machine and vehicle repair, maintenance and overhaul services;
•	the promotion of the growth of agribusiness in Brazil through programs, technical assistance and supply;
•	the manufacture, development and sale of packaging products of any kind;
•	the processing and raising of livestock in general;
•	the sale of commodities in general;
•	research and development of techniques for the production and improvement of our genetic matrixes;
•	the activities of reforestation, extraction, manufacturing and sale of timber;
•	the sale of mobile assets, real estate, including machines, equipment and vehicles, fixed assets, to meet the activities within our corporate purpose; and
•	services to supply fuel for our own fleet or outsourced service providers, particularly freight, transport, logistics and distribution.

Our bylaws prohibit our managers from engaging in any practices that involve us in matters or activities inconsistent with our corporate purpose and core business or contrary to our bylaws. Any such practices shall be null and void and may result in civil or criminal liability, as the case may be, of the individuals involved.

Rights of Common Shares

At our shareholders’ meetings, each share of our common stock is entitled to one vote. Pursuant to our bylaws and to the Novo Mercado listing agreement, we may not issue shares without voting rights or with restricted voting rights. In addition, our bylaws and Law 6,404/1976, as amended, or the Brazilian Corporate Law, provide that holders of our common shares are entitled to dividends or other distributions made in respect of our common shares ratably in accordance with their respective participation in the total amount of our issued and outstanding shares. See “— Payment of Dividends and Interest on Shareholders’ Equity” for a more complete description of the payment of dividends and other distributions on our shares. In addition, upon our liquidation, holders of our common shares are entitled to share our remaining assets, after payment of all of our liabilities, ratably in accordance with their respective participation in the total amount of our issued and outstanding shares. Holders of our common shares have, except in certain circumstances listed in Brazilian Corporate Law and in our bylaws, the right to participate in our future capital increases, in proportion to their participation in our capital stock, and also the right to dispose of shares in a public offering in case of acquisition of shares in quantities equal to or in excess of 33.3% of total shares issued in the offering, in compliance with the terms and conditions provided in Article 41 of our bylaws.

According to Brazilian Corporate Law, neither our bylaws nor actions taken at a shareholders’ meeting may deprive a shareholder of the following rights:

•	the right to participate in the distribution of profits;
•	the right to participate equally and ratably in any remaining residual assets in the event of our liquidation;
•	preemptive rights in the event of issuance of shares, convertible debentures or warrants, except in certain specific circumstances under Brazilian Corporate Law described under “—Preemptive Rights”;
•	the right to monitor our management in accordance with the provisions of Brazilian Corporate Law; and
•	the right to withdraw from our Company in the cases specified in Brazilian Corporate Law, which are described under “—Withdrawal Rights.”

Meetings of Shareholders

Under Brazilian Corporate Law, our shareholders are generally empowered at our shareholders’ meetings to take any action relating to our corporate purposes and to pass resolutions that they deem necessary to our interests and development at duly called and convened general meetings. Shareholders at our annual shareholders’ meeting, which is required to be held within four months of the end of our fiscal year, have the exclusive right to approve our audited financial statements and to determine the allocation of our net profits and the distribution of dividends with respect to the fiscal year ended immediately prior to the relevant shareholders’ meeting. The election of our board members typically takes place at the annual shareholders’ meeting, every two years, although under Brazilian Corporate Law it may also occur at an extraordinary shareholders’ meeting. Members of the fiscal council (conselho fiscal) may be elected at any shareholders’ meeting.

9

An extraordinary shareholders’ meeting may be held concurrently with the annual shareholders’ meeting and at other times during the year.

Under our bylaws and Brazilian Corporate Law, the following actions, among others, may be taken only at a shareholders’ meeting:

•	amendment of our bylaws;
•	election and dismissal, at any time, of the members of our board of directors and fiscal council and approval of their aggregate compensation;
•	approval of management accounts and our audited financial statements;
•	granting stock awards and approval of stock splits or reverse stock splits;
•	approval of stock option plans for our management and employees or individuals who provide services to us, as well as those of companies directly or indirectly controlled by us;
•	authorization of the issuance of convertible debentures exceeding the authorized capital stock;
•	suspension of the rights of a shareholder;
•	approval of the distribution of our profits and payment of dividends, as well as the establishment of any reserve other than the legal reserve;
•	acceptance or rejection of the valuation of in-kind contributions offered by a shareholder in consideration for issuance of shares of our share capital;
•	approval of our transformation, merger, consolidation, spin-off;
•	approval of any dissolution or liquidation, and the appointment and dismissal of a liquidator, as well as the members of our fiscal council, which shall be installed in the event of our liquidation if it does not already exist at the time;
•	authorization to delist from the Novo Mercado;
•	approval of the waiver of the presentation of the Public Offer of Purchase of Shares in such circumstances; and
•	authorization to petition for bankruptcy or file a request for judicial or extra-judicial restructuring.

Quorum

As a general rule, Brazilian Corporate Law provides that the quorum for our shareholders’ meetings consists of shareholders representing at least a quarter of our issued and outstanding shares on the first call and, if that quorum is not reached, any percentage on the second call. If the shareholders are convened to amend our bylaws, a quorum at a shareholders’ meeting consists of shareholders representing at least two-thirds of our issued and outstanding share capital entitled to vote on the first call and any percentage on the second call. In most cases, the affirmative vote of shareholders representing at least the majority of our issued and outstanding shares present in person, virtually (whenever the shareholders’ meeting is held under a partial or 100% digital format), by means of the distance voting form (boletim de voto a distância) or represented by proxy at a shareholders’ meeting is required to approve any proposed action, and blank votes are not counted as shares present in person or represented by proxy. However, the affirmative vote of shareholders representing not less than one-half of our issued and outstanding shares is required to, among other measures:

•	reduce the percentage of mandatory dividends;
•	change our corporate purpose;
•	consolidate with or merge us into another company;
•	spin off our assets;
•	approve our participation in a centralized group of companies;
•	apply for cancellation of any voluntary liquidation; and
•	approve our dissolution.

A quorum smaller than the quorum established by Brazilian Corporate Law may be authorized by the CVM for a public company with widely traded shares and that has had less than half of the holders of its voting shares in attendance at its last three shareholders’ meetings.

Elimination of or amendment to limit shareholders’ rights under Article 41 of our bylaws, which requires any shareholder who becomes the holder of 33.3% or more of our total capital stock to effect a public offer for all of our outstanding stock, is permitted only when approved by the majority of shareholders present at the shareholders’ meeting.

10

Notice of Shareholders’ Meetings

Under Brazilian Corporate Law, notice of our shareholders’ meetings must be published at least three times in the Diário Oficial do Estado de Santa Catarina, the official newspaper of the State of Santa Catarina, and in another widely circulated newspaper in the same state, which is currently the Valor Econômico.

Notices of shareholders’ meetings must contain the agenda for the meeting and, in the case of an amendment to our bylaws, a summary of the proposed amendment. Under Brazilian Corporate Law, the first notice of listed companies must be published at least 21 days before the date of the meeting on the first call, and no later than eight days before the date of the meeting on the second call. However, under our bylaws and except as provided under applicable legislation, Brazilian issuers of depositary receipts, such as us, must call their shareholders’ meetings not less than 30 days prior to the meeting in the first call, and no later than eight days before the date of the meeting on the second call. In addition, upon request of any shareholder, the CVM may suspend for up to 15 days the required prior notice of an extraordinary shareholders’ meeting so that the CVM can become familiar with, and analyze, the proposals to be submitted at the meeting and, if applicable, inform us, up to the end of the suspension period, about the reasons why it believes that a proposed resolution violates legal or regulatory provisions.

Location of Shareholders’ Meetings

Our shareholders’ meetings take place at our head offices in the City of Itajaí, State of Santa Catarina. Brazilian Corporate Law allows our shareholders to hold meetings in another location in the event of force majeure, provided that the meetings are held in the same city in which our head office is located and the relevant notice includes a clear indication of the place where the meeting will occur. Additionally, CVM Instruction No. 481 of December 17, 2009, as amended by CVM Instruction No. 622 of April 17, 2020 and CVM Resolution No. 5 of August 27, 2020, permits our shareholders’ meeting to be held under a total or partial digital format.

Calling of Shareholders’ Meetings

Our board of directors may call shareholders’ meetings. Shareholders’ meetings also may be called by:

•	any shareholder, if our board of directors fails to call a shareholders’ meeting within 60 days after the date it is required to do so under applicable law and our bylaws;
•	shareholders holding at least 5% of our common shares, if our board of directors fails to call a meeting within eight days after receipt of a request to call the meeting by those shareholders indicating the reasons for calling such a meeting and the proposed agenda;
•	shareholders holding at least 5% of our common shares if our board of directors fails to call a meeting within eight days after receipt of a request to call a meeting to approve the creation of a fiscal council; and
•	our fiscal council, if the board of directors fails to call an annual shareholders’ meeting within one month after the date it is required to do so under applicable law and our bylaws. The fiscal council may also call an extraordinary general shareholders’ meeting if it believes that there are important or urgent matters to be addressed.

Conditions of Admission

Our shareholders may be represented at a shareholders’ meeting by a proxy appointed less than a year before the meeting, which proxy holder must be either a shareholder, a corporate officer, a lawyer or, in the case of a publicly traded company, such as us, a financial institution. An investment fund shareholder must be represented by its investment fund officer or by a proxy holder.

Pursuant to our bylaws, to ensure the efficiency of the works during our shareholders’ meetings shareholders attending a shareholders’ meeting are required to deliver, at least five days prior to the shareholders’ meeting, proof of their status as shareholders and proof that they hold the shares they intend to vote by delivery of proper identification and, if necessary, a receipt issued by the custodian agent, a power of attorney (if the shareholder is represented by a third party) or an extract evidencing the holding of registered shares. Notwithstanding the above and in accordance with Brazilian Corporate Law and our bylaws, shareholders who are able to make proof of their status as our shareholders may participate and vote at our shareholders’ meeting.

In addition, shareholders may vote by sending the distance voting form or by public request for proxy made available by us, duly filled and signed directly to us at acoes@brf-br.com, with copies of the following documents:

11

•	copies of an identification document with a photo for individuals and the bylaws, corporate and proxy documents and an identification document with a photo of the proxy holder for legal entities; and
•	in the case of investment funds, the rules of the fund, the bylaws of the manager or the administrator, according to the voting policy of the fund, corporate and proxy documents and an identification document with a photo of the proxy holder.

It is not mandatory to notarize the signature on the distance voting form. Corporate and proxy documents of legal entities and investment funds in foreign languages shall be accompanied by a sworn translation.

The holders of ADSs will be represented by The Bank of New York Mellon, in its capacity as a depositary institution within the terms of the Deposit Agreement signed with us.

Shareholders may also vote by means of instruction transmitted to our bookkeeping agent. This option is aimed exclusively to shareholders whose shares are kept with the bookkeeping agent and that are not held in the central depository.

Shareholders with shares which are not held in the central depository and who choose to exercise their voting right through service providers may transmit their instructions to the bookkeeping agent of our shares, in accordance with the service provider’s rules. Shareholders should contact the bookkeeping agent and verify the procedures it has established for distance voting form along with the documents and information it requires to exercise this service.

The shareholders whose shares are deposited in the central depository of the B3 and who choose to exercise their voting right through service providers should transmit their instructions to the respective custodian agents, in line with their rules, which, in turn, will forward these voting instructions to the central depository of the B3. This option is aimed exclusively at shareholders whose shares are in the custody of the B3. Voting will be exercised by the shareholders according to the procedures adopted by their custodian agents.

In case a shareholders’ meeting is held under a total or partial digital format, we will fully disclose the conditions of admission on the documents related to the referred to shareholders’ meeting.

Board of Directors

Under our bylaws, our board of directors is composed of nine to eleven members. The members of our board of directors are elected at the shareholders’ meeting for a period of two years and may be reelected. Our bylaws do not contemplate alternates to board members. At least 2 of the directors or 20% of the board of directors, whichever is greater, must be independent (as defined in the Novo Mercado rules). The Board of Directors must annually assess and disclose the independent board members and describe any event that may compromise their independence. There is no mandatory retirement age for our directors. In case of any vacancy, the remaining members will nominate an alternate director who will serve until the next shareholders’ meeting, when shareholders shall elect another director to serve for the remaining term of office. If more than 1/3 of the seats on the board of directors are vacant at the same time, then an extraordinary shareholders’ meeting shall be called within 30 days counted from such vacancy event to elect the substitutes for such positions, who will serve for a term of office coinciding with the term of the other members.

Pursuant to our bylaws, whenever the shareholders’ meeting is convened to elect the board of directors, the board members are required to vote on and submit to the shareholders’ meeting a slate with candidates for all of the vacant board seats, including for the positions of chairman and vice chairman of the board. A shareholder who intends to nominate one or more members that are not on the slate prepared by the board must notify us, preferably in writing, at least five days prior to the shareholders’ meeting at which the members of the board of directors will be elected, providing us with the name, a complete list of qualifications and resume of the candidate. If we receive such a notification, we will be responsible for immediately disclosing this information through a Shareholders’ Notice to be posted on the CVM website and our website.

Brazilian Corporate Law sets forth that a cumulative vote system must be made available upon request of shareholders representing at least 10% of our voting share capital. The cumulative vote system entitles each share held by a shareholder to as many votes as there are members of the board of directors and to give each share the right to vote cumulatively for only one candidate or to distribute its votes among several candidates. Whenever the election has been carried out by the cumulative vote process, the dismissal of any member of the board of directors by the shareholders’ meeting will imply the dismissal of all other members, and a new election shall be held.

12

Pursuant to CVM regulations, the minimum percentage of voting capital required for the adoption of the cumulative vote system by a publicly held company may be reduced based on its share capital, varying from 5% to 10%. In our case, considering the amount of our share capital, shareholders representing 5% of the voting capital may request the adoption of the cumulative vote system to elect the members of our board of directors. Pursuant to our bylaws, if a shareholder requests the adoption of the cumulative vote system, as provided by Section 141, paragraph one of Brazilian Corporate Law, we must disclose our receipt and the contents of such notification immediately through a Shareholder Notice, available on the CVM website or in accordance with applicable laws or CVM rules.

Board of Executive Officers

Our bylaws provide for a board of executive officers composed of at least two and no more than 15 members, comprised of a Global Chief Executive Officer, a Chief Financial and Investor Relations Officer and all other members as Vice Presidents. The titles and duties of the remaining executive officers are proposed by the Global Chief Executive Officer to the board of directors. The members of our board of executive officers are elected by our board of directors for two-year terms and are eligible for reelection. Our board of directors may remove any executive officer from office at any time with or without cause. Under Brazilian Corporate Law, our executive officers must be residents of Brazil but need not be our shareholder.

In accordance with the Novo Mercado rules and our bylaws, the position of Chairman of the Board of Directors and Chief Executive Officer may not be occupied by the same individual, except in the event of a vacancy in the position of Chief Executive Officer, in which case, we should: (i) disclose the occurrence of an individual holding both positions as a result of the vacancy; (ii) disclose, within 60 days, counted from the vacancy, the measures taken to end any such occurrence; and (iii) end any such occurrence within one year.

Fiscal Council

Under Brazilian Corporate Law, the fiscal council is a body independent from our management. Its main responsibility is to review management actions and our consolidated financial statements, reporting its conclusions to the shareholders.

We have a permanent fiscal council composed of three members and an equal number of alternates. Brazilian Corporate Law and our bylaws provide that, if there is a controlling shareholder, then minority shareholders jointly representing 10% or more of our shares will have the right to elect, in a separate vote, one member of the fiscal council and one alternate.

Members of the fiscal council may not be members of the board of directors, officers or employees of the Company or of a controlled company or a company from the same group. Brazilian Corporate Law also requires that members of the fiscal council receive compensation, at a minimum, in the amount of 10% of the average compensation paid to our officers, excluding other benefits.

Audit and Integrity Committee

At our shareholders’ meeting held on April 3, 2014, our shareholders approved the establishment of a permanent audit and integrity committee. Our bylaws provide that the permanent audit and integrity committee shall be comprised of a minimum of three and a maximum of five members, provided that: (i) the majority of the members shall be independent; (ii) at least one of the independent members of the board of directors shall be a member of the audit and integrity committee; (iii) at least one of the audit and integrity committee members shall not be a member of the board of directors; and (iv) none of them can be our officer. The audit and integrity committee are designed to comply with CVM Resolution No. 23, as amended, and to allow us to rely on the exemption from the audit committee requirements of the SEC contained in paragraph (c)(3) of Rule 10A-3 under the Exchange Act. See “Item 16D. Exemptions from the Listing Standards for Audit Committees” set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement (and/or information incorporated by reference hereto and thereto).

The audit and integrity committee is an advisory body directly linked to the board of directors. The members of the audit and integrity committee are appointed by the board of directors for terms of two years and will serve for no more than 10 years. At least one of the members of the audit and integrity committee must be a financial specialist, having knowledge of corporate accounting, auditing and finance.

Our audit and integrity committee have the following functions:

13

•	opine on the engagement and removal of the independent external auditors for the preparation of the outside independent audit or for any other service;
•	supervise the activities of: (i) the independent external auditors to evaluate their independence, the quality and suitability of the services rendered and the annual work plan; (ii) our internal controls department; (iii) our internal audit department; and (iv) of our financial reporting department;
•	monitor the quality and integrity of our internal control mechanisms, our quarterly information, our interim and annual financial statements and additional information and metrics published on the basis of adjusted account data and non-accounting data which may incorporate information not typically reported in the financial statements;
•	evaluate and monitor our exposure to risk, including requiring detailed information on policies and procedures related to management compensation, the use of our assets and expenses incurred in our name, and integrity (compliance) practices;
•	evaluate and monitor, jointly with management and the internal audit department, the policy, suitability and reasoning of transactions with related parties, and internal policies;
•	evaluate, monitor and recommend to the board of directors the remediation or improvement of our internal policies, including our Related Parties Transactions Policy;
•	evaluate our compliance practices and suggest improvements;
•	evaluate and discuss the annual work plan for the independent external auditor and submit it to the board of directors for its assessment; and
•	prepare a summarized annual report to be presented together with the financial statements containing a description of its activities, results and conclusions reached and recommendations offered, and any situations where there is significant divergence between our management, the independent external auditors and the audit and integrity committee in relation to our financial statements.

The audit and integrity committee must also have mechanisms to receive, retain and respond to whistleblower complaints, including of a confidential nature, on matters related to the scope of our internal or external activities, related to the violation of legal provisions and rules applicable to us (including those of an accounting, internal controls and auditing nature), in addition to internal codes and rules, including with provisions for specific procedures for the protection of whistleblowers and the confidentiality of the information.

The audit and integrity committee have a written charter, which was approved by the board of directors and describes in detail the committee’s functions and operating procedures.

Transactions in Which Members of the Board of Directors and Executive Officers Have a Conflict of Interest

Our bylaws contain a specific provision limiting the right of a member of the board of directors to have access to information, participate in the discussions or vote on a proposal, arrangement or contract in which he or she has an interest that conflicts with our interests. In addition, Brazilian Corporate Law prohibits a member of the board of directors or board of executive officers from intervening in any transaction that conflicts with our interests.

Allocation of Net Income and Distribution of Dividends

Calculation of Distributable Amount

At each annual shareholders’ meeting, our board of executive officers and our board of directors are required to recommend how to allocate our net profits, if any, from the preceding fiscal year. This allocation is subject to consideration by our shareholders.

14

Brazilian Corporate Law defines “net profits” for any fiscal year as net profits after income and social contribution taxes for that fiscal year, net of any accumulated losses from prior fiscal years and any amounts allocated to employees’ and management’s participation in our net profits in such fiscal year. Our bylaws provide that the shareholders may allocate the participation of directors, executive officers and employees on our net profits as follows: up to 10% to employees and up to the limit established under applicable laws to our directors and executive officers.

Our bylaws provide that an amount equal to 25% of our net profits, if any, as reduced by amounts allocated to our legal reserves and contingency reserves, and increased by any reversals of our contingency reserves, if any, must be allocated for dividend distributions in any particular year. This dividend is limited to the realized portion of our net profits, which amount is the minimum mandatory dividend. Such amount must be calculated after excluding the allocation of profits to employees and directors. The calculation of our net profits, allocations to reserves and distributable amounts are determined on the basis of our unconsolidated financial statements prepared in accordance with Brazilian Corporate Law.

Profit Reserve Accounts

The financial statements of corporations constituted under Brazilian law include two principal reserve accounts: profit reserves and capital reserves. Except for the legal reserve, allocations to any reserve are subject to the approval of our shareholders at our annual shareholders’ meetings.

Profit Reserves

Under Brazilian Corporate Law, our profit reserves account is comprised of the legal reserve, unrealized profits reserve, contingency reserve, bylaw reserves and retained earnings reserve. Allocations to each of these reserves (other than the legal reserve) are subject to approval by our shareholders at the annual shareholders’ meeting.

Legal Reserve

Under Brazilian Corporate Law and our bylaws, we are required to maintain a legal reserve to which we must allocate 5% of net profits for each fiscal year until the aggregate amount in the reserve equals 20% of share capital. However, we are not required to make any allocations to legal reserve in a fiscal year in which the legal reserve, when added to the established capital reserves, exceeds 30% of total capital. The amounts to be allocated to such reserve may only be used to increase share capital or to absorb losses but are not available for distribution. This amount must be calculated after excluding the allocation of profits to employees, officers and directors. As of September 30, 2021, we did not have a legal reserve.

Unrealized Profit Reserve

Under Brazilian Corporate Law, the amount by which the distributable amount exceeds realized net profits in a given fiscal year may be allocated to unrealized profits reserves. Brazilian Corporate Law defines realized net profits as the amount by which net profits exceed the sum of: (i) the portion of net income, if any, attributable to earnings and losses of subsidiaries and affiliates accounted for using the equity method of accounting; and (ii) the profits, gains or returns that will be received by us after the end of the next fiscal year. The profits allocated to the unrealized profits reserves must be added to the next mandatory minimum dividend distribution after those profits have been realized, if they have not been used to absorb losses in subsequent periods. As of September 30, 2021, we did not have an unrealized profits reserve.

Contingency Reserve

Under Brazilian Corporate Law, a percentage of net profits may be allocated to a contingency reserve for estimable losses that are considered probable in future years. Any amount so allocated in a prior year must either be reversed in the fiscal year in which the loss had been anticipated if the loss does not occur as projected or be offset in the event that the anticipated loss occurs. As of September 30, 2021, we did not have a contingency reserve.

15

Bylaw Reserves

Under Brazilian Corporate Law, any corporation may provide in its bylaws for additional reserves, provided that the maximum amount that may be allocated, the purpose and allocation criteria of the reserve are specified. Our bylaws provide for the following additional reserves:

Reserves for increases in capital. 20% of adjusted net profit (as such term is defined under Brazilian Corporate Law) for each fiscal year must be allocated to reserves for increases in capital until the aggregate amount in such reserve equals 20% of share capital. This amount must be calculated after excluding the allocation of profits to employees, officers and directors. As of September 30, 2021, we did not have increases in capital reserve.

Expansion reserves. Shareholders may decide at a meeting to retain up to 50% of our net profits to allocate to an expansion reserve, up to a limit of 80% of share capital. This amount must be calculated after excluding the allocation of profits to employees, officers and directors. This reserve is intended to ensure investment in fixed assets or the increase in our working capital. As of September 30, 2021, we did not have an expansion reserve.

In addition, under the Brazilian Corporate Law, shareholders may decide at a meeting to retain the portion of net profits arising from government donations or subsidies for investment and allocate them to a reserve for tax incentives. This reserve can be excluded from the calculation basis of the mandatory minimum dividends. As of September 30, 2021, we did not have a reserve for tax incentives.

Retained Earnings Reserves

Under Brazilian Corporate Law, our shareholders may decide at a general shareholders’ meeting to retain a portion of our net profits that is provided for in a capital expenditure budget. As of September 30, 2021, we did not have a retained earnings reserve.

Capital Reserves

Under Brazilian Corporate Law, the capital reserve consists of the share premium from the issuance of shares, goodwill reserves from mergers, sales of founders’ shares and sales of subscription warrants. Amounts allocated to our capital reserve are not taken into consideration for purposes of determining the mandatory minimum dividends. We are not allowed to issue founders’ shares. In addition, the remaining balance in the capital reserve may only be used to increase share capital, to absorb losses that surpass accumulated profits and the profit reserves or to redeem, reimburse or purchase shares. As of September 30, 2021, we had a capital reserve of R$141,834 thousand.

Payment of Dividends and Interest on Shareholders’ Equity

The bylaws of a Brazilian company must specify a minimum percentage of profit available for distribution, which must be paid to shareholders as mandatory dividends or as interest on shareholders’ equity. Consistent with Brazilian Corporate Law, our bylaws provide that an amount equal to 25% of our adjusted net profits, as described in “—Allocation of Net Income and Distribution of Dividends” above, must be allocated for dividend distributions or payment of interest on shareholders’ equity in a particular year.

While we are required under Brazilian Corporate Law to pay a mandatory dividend each year, we may suspend the mandatory dividends if our administrative bodies report to our annual shareholders’ meeting that the distribution is incompatible with our financial condition. Our fiscal council, if in operation, must review any suspension of mandatory dividends recommended by our management. In such case, our management would be required to submit a report to the CVM setting forth the reasons for any suspension of dividends. Profits not distributed by virtue of such a suspension are allocated to a special reserve and, if not absorbed by any subsequent losses, are required to be distributed as dividends as soon as our financial condition permits their distribution.

We are able to allocate mandatory dividends in the form of interest on shareholders’ equity, which is deductible when calculating our income tax and social contribution. We have done so in the past and expect to continue to do so in the foreseeable future.

16

Dividends

We are required by Brazilian Corporate Law and our bylaws to hold an annual shareholders’ meeting no later than the fourth month following the end of each fiscal year, at which, among other things, the shareholders must vote to declare an annual dividend. The annual dividend is calculated based on our audited financial statements prepared for the immediately preceding fiscal year.

Any holder of shares on the date the dividend is declared is entitled to receive the dividend. Under Brazilian Corporate Law, dividends are generally required to be paid within 60 days of the declaration date, unless the shareholders’ resolution establishes another date of payment, which, in any case, must occur before the end of the fiscal year in which the dividend is declared.

Our bylaws do not require that we index the amount of any dividend payment to inflation.

Our board of directors may declare interim dividends or interest on shareholders’ equity based on realized profits reflected in interim financial statements. The board of directors may also declare dividends based on financial statements prepared for shorter periods, but they cannot exceed the amount of capital reserves. Any payment of interim dividends may be set off against the amount of mandatory dividends relating to the net profits earned in the year in which the interim dividends were paid.

Interest on Shareholders’ Equity

Law No. 9,249 of December 26, 1995, as amended, permits Brazilian companies to pay interest on shareholders’ equity and treat those payments as a deductible expense for purposes of calculating Brazilian income tax and social contribution tax. The amount of the deduction is limited to the greater of: (i) 50% of our net profits (after deduction of social contribution and before payment of any interest or any deduction for income taxes) relating to the period to which the payment is made; or (ii) 50% of our accumulated profits. The payment of interest on shareholders’ equity is an alternative to the payment of mandatory dividends. The rate applied in calculating interest on shareholders’ equity cannot exceed the Long-Term Interest Rate (Taxa de Juros de Longo Prazo), or TJLP, for the applicable period. The amount distributed to our shareholders as interest on shareholders’ equity, net of any income tax, may be included as part of the mandatory dividends. In accordance with applicable law, we are required to pay to shareholders an amount sufficient to ensure that the net amount they receive in respect of interest on shareholders’ equity, after payment of any applicable withholding tax plus the amount of declared dividends, is at least equivalent to the mandatory dividend amount. For more information, see “Item 10. Additional Information—E. Taxation—Brazilian Tax Considerations—Income Tax” set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement (and/or information incorporated by reference hereto and thereto).

Any payment of interest on shareholders’ equity to holders of common shares or common shares represented by ADSs, whether or not they are Brazilian residents, is subject to Brazilian withholding tax at the rate of 15%, except that a 25% withholding tax rate applies if the recipient is a Tax Haven Resident. A tax haven jurisdiction is a country: (i) that does not impose income tax or whose income tax rate is lower than 20%; or (ii) that does not permit disclosure of the identity of shareholders of entities organized under its jurisdiction. Under our bylaws, we may include the amount distributed as interest on shareholders’ equity, net of any withholding tax, as part of the mandatory dividend amount.

There are no restrictions on our ability to distribute dividends that have been lawfully declared under Brazilian law. However, as with other types of remittances from Brazil, the Brazilian government may impose temporary restrictions on remittances to foreign investors of the proceeds of their investments in Brazil, as it did for approximately nine months in 1989 and early 1990, and on the conversion of Brazilian currency into foreign currencies, which could hinder or prevent the depositary from converting dividends into U.S. dollars and remitting these U.S. dollars abroad.

Statute of Limitations

Our shareholders have three years to claim dividend distributions made with respect to their shares, from the date that we distribute the dividends to our shareholders, after which any unclaimed or not received dividend distributions legally revert to us. We are not required to adjust the amount of any distributions for inflation that occurs during the period from the date of declaration to the payment date.

17

Withdrawal Rights

Shareholders who dissent from certain actions taken by our shareholders at a shareholders’ meeting have withdrawal rights. Under Brazilian Corporate Law, a shareholder’s withdrawal rights may be exercised in the following circumstances, among others:

•	spin-off (as described below);
•	reduction in our mandatory dividends;
•	change in our corporate purpose;
•	consolidation with or merger into another company;
•	participation in a group of companies (as defined in Brazilian Corporate Law); or
•	the acquisition by us of the control of any company if the acquisition price exceeds the limits established in the second paragraph of Article 256 of Brazilian Corporate Law.

However, under Brazilian Corporate Law, a spin-off will not trigger withdrawal rights unless, as a result:

•	there is a change in our corporate purpose, except to the extent that the principal business purpose of the entity to which the spun-off assets and liabilities were transferred is consistent with our business purpose;
•	there is a reduction in our mandatory dividend; or
•	we are made part of a centralized group of companies, as defined in Brazilian Corporate Law.

In cases where we:

•	merge into or consolidate with another company;
•	participate in a group of companies (as defined in Brazilian Corporate Law);
•	participate in a merger of shares; or
•	acquire the control of any company if the acquisition price exceeds the limits established in the second paragraph of Article 256 of Brazilian Corporate Law.

Our shareholders will not be given withdrawal rights if our shares: (i) are “liquid,” which means that they are part of the B3 Index or another traded stock exchange index, as defined by the CVM; or (ii) are widely held, such that our controlling shareholders and their affiliates jointly hold less than 50% of the type or class of shares that are being withdrawn.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ meeting. We are entitled to reconsider any action giving rise to withdrawal rights for ten days after the expiration of this period if we determine that the redemption of shares of dissenting shareholders would jeopardize our financial stability.

Any shareholder who exercises withdrawal rights is entitled to receive book value for its shares, based on our most recent audited financial statements approved by our shareholders. However, if the resolution giving rise to the withdrawal rights is made more than 60 days after the date of our most recent financial statements, a shareholder may request that its shares be valued in accordance with a new financial statements dated no more than 60 days prior to the date of the resolution. In such case, we are obligated to pay 80% of the refund value of the shares based on the most recent financial statements approved by our shareholders, and the remaining balance must be paid within 120 days after the date of the resolution at the shareholders’ meeting that gave rise to withdrawal rights based on the new financial statements. The recommendation for reconsideration must be approved by a majority vote of shareholders at an extraordinary shareholders’ meeting.

Redemption

Under Brazilian Corporate Law, we may redeem our shares by a decision taken in an extraordinary shareholders’ meeting by shareholders representing at least 50% of our share capital.

Preemptive Rights

Except as described below, each of our shareholders has a general preemptive right to participate in any issuance of new shares, convertible debentures and warrants, in proportion to its shareholding at such time, but the conversion of debentures and warrants into shares, the granting of options to purchase shares and the issuance of shares as a result of the exercise of options are not subject to preemptive rights.

18

A period of at least 30 days following the publication of notice of the issuance of shares, convertible debentures or warrants is allowed for the exercise of the preemptive right, and the right may be transferred or disposed of for value. Under the terms of Article 172 of Brazilian Corporate Law and our bylaws, our board of directors may exclude preemptive rights or reduce the exercise period with respect to the issuance of new shares, debentures convertible into our shares and warrants up to the limit of our authorized stock capital if the distribution of those securities is effected through a stock exchange, through a public offering or through an exchange offer for shares in a public offering the purpose of which is to acquire control of another company.

Anti-Takeover Effects of Provisions in Bylaws

Our bylaws contain provisions that have the effect of avoiding concentration of our common shares in the hands of a small group of investors, in order to promote more widespread ownership of our common shares. These provisions require each shareholder who becomes the holder of 33.3% or more of our total share capital to immediately disclose that fact and within 30 days from the date of such event or acquisition, commence a public tender offer to buy all of our outstanding shares in accordance with the CVM and the B3 regulations and our bylaws. These provisions are triggered by the acquisition of beneficial ownership as well as record ownership of our common shares.

These provisions are not applicable to shareholders who become holders of 33.3% or more of our common shares as a result of: (i) legal succession, provided that the shareholder sells any shares in excess of the 33.3% limit within 60 days of the event; (ii) the merging of another company into us; (iii) the merging of the shares of another company by us; and (iv) the subscription of our shares carried out in a single primary issue approved by our shareholders’ meeting in accordance with the applicable regulations.

Involuntary capital increases resulting from cancellation of treasury shares or capital reductions with cancellation of shares will not be considered in the calculation of the 33.3% of total shares issued by us.

The public tender offer must be: (i) directed to all of our shareholders; (ii) made through an auction to take place at the B3; (iii) launched at a fixed price in accordance with the procedure set forth below; and (iv) paid upfront in Brazilian currency. The takeover should be immediately disclosed through a material fact notice, and a public tender offer must be commenced within 30 days from the date of such acquisition or event and must be done with respect to all of our shares for a price per share that may not be less than the greater of: (i) 140% of the average trading price on the stock exchange trading the greatest volume of shares of our capital stock during the last 120 trading sessions prior to the date on which the public tender offer became obligatory; and (ii) 140% of the average trading price on the stock exchange trading the greatest volume of shares of our capital stock during the last 30 trading days prior to the date on which the public tender offer became obligatory.

The realization of the public tender offer does not exclude our right or the right of another of our shareholders to launch a competing public tender offer in accordance with applicable regulations.

Restriction on Certain Transactions by Controlling Shareholders, Directors and Officers

We are subject to the rules of CVM Resolution 44, of August 23, 2021, as amended, relating to the trading of our securities. We, the members of our board of directors, executive officers and members of our fiscal council and members of any technical or advisory body, any current or future controlling shareholders, or whomever or whatever, by virtue of their or its title, duty or position with us, or with any such controlling shareholder, controlled company or affiliates, has knowledge of a material fact, and any other person who has knowledge of material information and knows it has not been disclosed to the market (including auditors, analysts, underwriters and advisers), are considered insiders and must abstain from trading our securities, prior to the disclosure of such material information to the market.

This restriction also applies:

•	to any of our former officers, directors or members of the fiscal council for a six-month period after leaving us;
•	if we intend to merge or combine with another company, consolidate, spin off part or all of our assets or reorganize, until such information is disclosed to the market;
•	to us, if an agreement for the transfer of our control has been executed, or if an option or mandate to such effect has been granted, until such information is disclosed to the market;
19

•	during the public distribution of securities issued by us;
•	at any time, to the trading of derivatives based on securities issued by us;
•	during the 15-day period before the disclosure of our quarterly and annual financial statements required by the CVM; or
•	to the controlling shareholders, our officers, and members of our board of directors, whenever we, or any of our controlling companies, affiliates or companies under common control, are in the process of purchasing or selling shares issued by us.

Arbitration

In accordance with our bylaws, we, our shareholders, directors and members of our fiscal council agree to resolve through arbitration any disputes or controversies that may arise between us relating to or derived from, in particular, the application, validity, enforceability, interpretation or breach (and its effects) of the provisions under Law No. 6,385/1976, Novo Mercado listing agreement, Novo Mercado rules, our bylaws, Brazilian Corporate Law, the rules published by the CVM, the other rules applicable to the Brazilian capital markets in general, other B3 rules, as well as the rules of the Market Arbitration Chamber of the B3 itself, in each case in accordance with the rules of the Market Arbitration Chamber.

Going-Private Process

We may become private if our controlling shareholder or any company which controls us, directly or indirectly, as the case may be, conducts a public tender offer to acquire all of our outstanding shares in accordance with the rules under the Novo Mercado rules. The offered price per share must be fair and shareholders holding more than 33.33% of the outstanding shares must agree to the public tender offer or otherwise expressly agree to voluntarily exit the Novo Mercado without the effective sale of shares. The voluntary exit from the Novo Mercado may occur regardless of the public tender offer, if approved by shareholders in a meeting pursuant to the rules and conditions of the Novo Mercado rules.

The compulsory exit from the Novo Mercado must be preceded by a public tender offer pursuant to the CVM rules. Our shares will remain listed under the Novo Mercado segment for an additional six months in the event the minimum percentage for delisting is not reached after completion of the public tender offer. In addition, we will remain subject to other penalties that may be imposed by B3.

Delisting from the Novo Mercado

Our delisting from the Novo Mercado, either by voluntary or compulsory action or by virtue of a corporate restructuring, shall observe the rules contained in the Regulation of the Novo Mercado. At any time, we may delist our shares from the Novo Mercado, provided that a public tender offer for the acquisition of our outstanding shares is carried out. Our delisting from the Novo Mercado will not result in the loss of our registration as a publicly held company on the B3 or with the CVM.

Such tender offer shall observe the procedures provided in the regulation issued by CVM on the tender offer for the cancellation of registration as a publicly held company, including the following requirements: (i) the price offered shall be fair, and a request of new valuation of us shall be in the form established in Brazilian Corporate Law; and (ii) shareholders holding more than 1/3 of the outstanding shares shall accept the tender offer or expressly agree with the delisting from the Novo Mercado without the effective sale of the shares.

The voluntary delisting from the Novo Mercado may occur regardless of the completion of the tender offer mentioned above in the event of a waiver approved at a General Shareholders’ Meeting, which must observe the rules and conditions of the Regulation of the Novo Mercado. The compulsory delisting from the Novo Mercado shall be preceded by a tender offer that observes the procedures provided in the regulation issued by CVM on public tender offers for purchases of shares for cancellation of registration of a publicly held company and the requirements established in Article 43 of our bylaws. Our shares will remain listed under the Novo Mercado segment for an additional six months in the event the minimum percentage for delisting is not reached after completion of the public tender offer. In addition, we will remain subject to other penalties that may be imposed by B3.

20

With the exception of tender offers related to delisting from the Novo Mercado or cancelling the registration of a publicly held company, the unified tender offer may only be initiated by a shareholder who holds an amount equal or higher than 33.33% of our total shares, observing the minimum price to be paid per share established in Article 41 of our bylaws.

Change of Control

Under the rules of the Novo Mercado, the direct or indirect sale of our control, in one transaction or in a series of transactions, creates an obligation by the acquirer to complete, subject to applicable regulations, a public tender offer for the acquisition of all other outstanding shares on the same terms and conditions granted to the selling controlling shareholder.

The change of control concept provided for in our bylaws and the situations in which the acquiring shareholder is required to make a public tender offer includes and may be broader than the concepts and situations provided for in Brazilian Corporate Law and in the Novo Mercado rules.

The acquirer must take all necessary measures to reconstitute the minimum percentage of the free float required under the Novo Mercado regulations within eighteen months of the acquisition.

Holders of 33.3% or More of Our Shares

Any person who acquires or becomes a shareholder through an offering for quantities of shares equal to or greater than 33.3% of our total issued shares, or the Equity Percentage Threshold, should undertake or apply for registration of a public takeover tender offer for all of our shares and should comply with CVM rules, the regulations of the B3, and the provisions of our bylaws.

The public takeover tender offer should be immediately disclosed through a material fact notice, and a public takeover tender offer must be commenced within 30 days from the date of such acquisition or event and must be done with respect to all of our shares for a price per share that may not be less than the greater of: (i) 140% of the average trading price on the stock exchange trading the greatest volume of shares of our capital stock during the last 120 trading sessions prior to the date on which the public tender offer became obligatory; and (ii) 140% of the average trading price on the stock exchange trading the greatest volume of shares of our capital stock during the last 30 trading days prior to the date on which the public tender offer became obligatory. This requirement is subject to limited exceptions. Particularly, our bylaws does not require the launch of a public takeover tender offer if the ownership of our shares by any given shareholder equals or exceeds the Equity Percentage Threshold upon the acquisition of shares as a result of either (a) statutory succession, to the extent the relevant shareholder sells the shares exceeding the Equity Percentage Threshold within 60 days, (b) merger of another legal entity into us, (c) merger of shares of another legal entity into us, or (d) the subscription of newly issued shares of the Company, in a single primary issuance approved by our shareholders’ meeting, in accordance with the applicable regulations.

Suspension of Rights of Acquiring Shareholder for Violation of Our Bylaws

In the event an acquiring shareholder violates the provisions of our bylaws regarding the need to conduct a public offer as a result of a change of control or of the purchase of shares representing 33.3% or more of our share capital, the rights of such acquiring shareholder may be suspended by a decision taken at our shareholders’ meeting. If such a violation occurs, we must hold a shareholders’ meeting and the acquiring shareholder will not be entitled to vote at such meeting.

Purchases of Our Own Shares

Our bylaws entitle our board of directors to approve the acquisition of our shares, except when approval by the shareholders is mandatory pursuant to CVM rules. The acquisition of our shares for cancellation or maintenance in treasury may not, among other actions:

•	be used to purchase shares of the controlling shareholder;
•	be carried out in organized markets at a price greater than market price;
•	be carried out during a public tender offer for the acquisition of shares issued by us;
•	require the use of resources greater than those available, pursuant to the CVM rules;

21

•	create, directly or indirectly, any artificial demand, supply or share price condition, or use any unfair practice as a result of any action or omission; or
•	be carried out when there is a material information not yet disclosed to the market.

The decision to purchase our own shares, when taken by the board of directors, which must specify, among other information: (i) the purpose and economic effects of the purchase; (ii) the amount of shares to be purchased; (iii) price; (iv) impacts on the shareholding structure; (v) maximum term for the liquidation of the purchase; (vi) intermediary institutions, if any; and (vii) the reasons why the board believes the purchase will not affect the compliance with obligations with creditors or the payment of mandatory dividends.

We cannot hold in treasury more than 10% of our total shares, including the shares held by our subsidiaries and affiliates.

Reporting Requirements

We are subject to the reporting requirements established by Brazilian Corporate Law and the regulations of the CVM. In addition, as a result of our listing on the Novo Mercado, we must meet the reporting requirements of the Novo Mercado rules.

Information Required by the CVM

Brazilian securities regulations require that a publicly held corporation must provide the CVM and the relevant stock exchanges with the following periodic information, among others:

•	financial statements prepared in accordance with IFRS and related management, fiscal council, audit and integrity committee and auditors’ reports, within three months from the end of its fiscal year or on the date in which they are published or made available to shareholders, whichever occurs first, together with the Demonstrações Financeiras Padronizadas (a report on a standard form containing financial information derived from our financial statements required to be filled out by us and filed with the CVM). Due to subsequent events, the audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2020 and unaudited condensed consolidated interim financial information incorporated herein by reference differ from those filed with the CVM;
•	notices of our annual shareholders’ meeting on the date of its publication;
•	a summary of the decisions taken at the annual general shareholders’ meeting on the day the meeting is held;
•	a copy of the minutes of the annual shareholders’ meeting within seven business days of its occurrence;
•	report on good governance practices, pursuant to the Brazilian Code of Corporate Governance for Publicly Listed Companies (Código Brasileiro de Governança Corporativa - Companhias Abertas);
•	Formulário de Referência – a report on a standard form containing annual corporate, business, and selected financial information, five months from the end of our fiscal year; and we must update this document in accordance with Instructions 480 and 481 of the CVM;
•	Informações Trimestrais – ITR (a report on a standard form containing quarterly corporate, business and financial information), together with a special review report issued by our independent auditor, within 45 days from the end of each quarter (except for the last quarter of each year) or upon disclosure of such information to the public if it occurs within 45 days from the end of the relevant quarter.

In addition to the foregoing, we must also file with the CVM and the B3 the following information, among others:

•	a notice of any extraordinary shareholders’ meeting on the same date it is published;
•	a summary of the decisions taken at any extraordinary shareholders’ meetings on the day the meeting is held;
22

•	minutes of any extraordinary shareholders’ meeting within seven business days of the date the meeting occurred;
•	minutes of board of directors' meetings, whenever its decisions are to be effective in relation to third parties;
•	a copy of any shareholders’ agreement within seven business days it is filed with us;
•	any press release giving notice of material facts, on the same date it is published in the press;
•	information on any filing for plan of reorganization, as well as a copy of any judicial decision on such request, on the same date it is filed and, on the date, we take notice of the judicial decision, respectively;
•	any report from credit rating agencies on our securities;
•	request for bankruptcy, on the same day that we become aware of such requests;
•	a copy of any judicial decision granting a bankruptcy request and appointing of a bankruptcy trustee, on the date we become aware of it; and
•	other information requested by the CVM within the terms determined by it.

Information Required by the B3 from Companies Listed on the Novo Mercado

Our shares have been listed to trade on the Brazilian Securities and Derivatives Stock Exchange special listing segment named Novo Mercado, of B3. Accordingly, we, our shareholders, directors, officers and members of our fiscal council (if active) are bound by B3’s Novo Mercado Listing Rules. Whenever a provision of our bylaws is detrimental to our shareholders who may benefit from any tender offer, the Novo Mercado Regulations shall prevail over the provisions of the bylaws.

As a Novo Mercado company, we must observe the following additional disclosure requirements, among others:

•	we must publish the internal rules of our board of directors and its advisory committees, and of the fiscal council;
•	we must inform the market that an officer or a director has resigned or has been removed;
•	we must publish statements of material facts, information on earnings and press releases of our results in English;
•	we must make a public presentation on our quarterly results and on our financial statements within five (5) days of their publishing; and
•	we must make a calendar available up to December 10th each year with the dates of the following events: (i) publishing of our financial statements and our standardized financial statements (DFP); (ii) publishing of our quarterly information (ITR); (iii) ordinary general shareholders’ meeting; and (iv) filing of our Formulário de Referência (FR).

Information Regarding Any Trading Carried Out by Any Controlling Shareholders, Members of Our Board of Directors, Our Board of Executive Officers or Members of Our Fiscal Council

Pursuant to the rules of the CVM and the Novo Mercado, any controlling shareholders, officers, directors, members of the fiscal council, if active, and members of any other technical or advisory committee created by our bylaws, must disclose to us, the CVM and the B3 information in connection with the total amount and characteristics of our securities owned, directly or indirectly, or any derivatives with reference to such securities, as well as any subsequent trading of such securities and derivatives, and any changes in their respective monthly ownership positions. In the case of individuals, this information must also include securities held by the spouse, companion or dependents of such persons and be included in the annual income tax statement of the controlling shareholder, officer, director or member of the fiscal council. This information must be communicated to the CVM and the B3 by the Investor Relations Officer within ten days after the end of each month in which they changed position or the date they take office.

23

In addition, our shareholders who have caused the election of members of our board of directors or fiscal council, as well as any individual, legal entity or group of persons acting jointly to conduct relevant negotiations (i.e., transactions by means of which the direct or indirect equity of such persons surpasses, upwards or downwards, 5%, 10%, 15% and so on of the specie or class of shares that represent our capital stock) must provide to us, the CVM and the B3 the following information:

•	the name and qualifications of the person acquiring the shares or other securities, with their respective enrollment number before the Taxpayers’ Registry;
•	the number of shares and other securities and derivative financial instruments benchmarked on such shares, either physically or financially settled, informing the amount, class and type of the benchmarked shares;
•	the reason and purpose of the acquisition containing, if applicable, statement that such negotiations do not intend to modify our equity or management structure;
•	information on any agreement regarding the exercise of voting rights or the purchase and sale of our securities; and
•	in case the shareholder is resident or domiciled abroad, the name or corporate name and the Taxpayer enrollment number of its attorney or legal representative in the country.

Disclosure of Material Developments

According to Law No. 6,385 of December 7, 1976 and subsequent amendments, the rules published by the CVM, and our Policy on Disclosure of Material Acts or Facts and Trading of Securities we must disclose any material development related to our business to the CVM and to the B3 and must publish a notice of the material development. A development is deemed to be material if it impacts the price of our securities, the decision of investors to trade in our securities or the decision of investors to exercise any rights as holders of any of our securities. Under special circumstances, we may request confidential treatment of certain material developments from the CVM when our management believes that public disclosure could result in adverse consequences to us. We are required to disclose to the market an English version of a material fact concurrently with the disclosure of the Portuguese version.

Annual Calendar

Novo Mercado regulations require that companies and their management, by December 10 of each year, disclose an annual calendar, and send a copy to the B3, containing the dates for the following events: (i) the publishing of our financial statements and our standardized financial statements (DFP); (ii) the publishing of our quarterly financial information (ITR); (iii) our ordinary general shareholders’ meeting; and (iv) the filing of our Formulário de Referência (FR). Amendments to the calendar must be immediately and publicly disclosed and sent to the B3.

Trading on Stock Exchanges

Our shares trade on the Novo Mercado segment of the B3 under the symbol “BRFS3.” The CVM and the B3 have discretionary authority to suspend trading of the shares of a particular issuer under certain circumstances.

The B3 operates a central clearing system. A holder of our shares may choose, in its discretion, to participate in this system and elect all shares to be deposited in the custody of the B3 (through a Brazilian institution duly authorized by the Brazilian Central Bank (Banco Central do Brasil) and with a clearing account with the B3). The fact that those shares are held in the custody of the B3 will be reflected in our register of shareholders. Each participating shareholder will, in turn, be registered in our register of beneficial shareholders maintained by the B3 and will be treated in the same way as registered shareholders.

Agreements within Our Group

According to CVM Instruction no. 480, we must disclose and send the B3 information relating to any agreements entered into by us with our controlled companies and affiliates, officers and any controlling shareholders, and, moreover, any agreements entered into by us with controlled companies and affiliates of the officers and controlling shareholders as well as other companies that, together with these persons, compose a single group, in fact or in right, provided that such agreements, whether or not they involve one single agreement or successive agreements or the same or different purposes, in the explanatory notes.

24

The information disclosed should include a description of the purpose of the material contract, its term, value, termination provisions and any influence that this agreement may have over our management and operations.

Regulation of Foreign Investment

Investors residing outside Brazil, including institutional investors, are authorized to purchase equity instruments, including our common shares, on the B3, provided that they comply with the registration requirements set forth in Resolution No. 4,373 of the Brazilian National Monetary Council (Conselho Monetário Nacional) and CVM Resolution No. 13, dated November 18, 2020.

With certain limited exceptions, Resolution No. 4,373 investors are permitted to carry out any type of transaction in the Brazilian capital markets involving a security traded on a stock, future or organized over-the-counter market, but may not transfer the ownership of investments made under Resolution No. 4,373 to other non-Brazilian holders through private transactions. Investments and remittances outside Brazil of gains, dividends, profits or other payments under our common shares are made through the foreign exchange market.

In order to become a Resolution No. 4,373 investor, an investor residing outside Brazil must:

•	appoint at least one representative in Brazil who will be responsible for complying with registration and reporting requirements and procedures with the Brazilian Central Bank and the CVM, which shall be a financial institution or institution authorized by Brazilian Central Bank to operate in Brazil.
•	through its representative, register as a foreign investor with the CVM and the Brazilian Central Bank;
•	appoint at least one custodian, which must be a financial institution duly authorized by the Central Bank or the CVM; and
•	obtain a taxpayer identification number from the Brazilian tax authorities.

Securities and other financial assets held by foreign investors pursuant to Resolution No. 4,373 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Brazilian Central Bank or the CVM. In addition, securities trading by foreign investors is generally restricted to transactions on the B3 or in organized over-the-counter markets licensed by the CVM, except for the transactions listed under CVM Resolution No. 13, which include transfers among foreign investors resulting from a corporate reorganization or occurring upon the death of an investor by operation of law or will.

25

Description of American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver the ADSs in respect of our common stock. Each ADS will represent one common share (or a right to receive one common share) deposited with the principal São Paulo office of Banco Itaú S.A., as custodian for the depositary in Brazil. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADRs will be administered is located at 101 Barclay Street, New York, New York 10286.

Investors may hold ADSs either directly (by having an ADR certificate registered in their name), by having uncertificated ADSs registered in their name on the books of the depositary, or indirectly through their broker or other financial institution. If an investor holds ADSs directly, it is an ADS holder, or a holder and holders. This description assumes a holder holds its ADSs directly. If it holds the ADSs indirectly, a holder must rely on the procedures of its broker or other financial institution to assert the rights of ADR holders described in this section. Holders should consult with their brokers or financial institutions to find out what those procedures are.

We will not treat holders as one of our shareholders and holders will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the common shares underlying the ADSs. As a holder of ADSs, holders will have AD holder rights. A deposit agreement among us, the depositary and ADS holders, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADRs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, holders should read the entire deposit agreement and the form of ADR attached as Exhibit A to the deposit agreement.

Dividends and Other Distributions

How will holders receive dividends and other distributions on the common shares?

The depositary has agreed to pay to holders the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, after deducting its fees and expenses described below. Holders will receive these distributions in proportion to the number of common shares their ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the common shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADR holders to whom it is possible to do so. The depositary will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid and will not invest the foreign currency. The depositary will not be liable for any interest.

•	Before making a distribution, the depositary will deduct any withholding taxes that must be paid. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, holders may lose some or all of the value of the distribution.

•	Shares. The depositary may distribute additional ADSs representing any common shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell common shares, which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new common shares.

26

•	Rights to purchase additional common shares. If we offer holders of our securities any rights to subscribe for additional common shares or any other rights, the depositary may make these rights available to holders. If the depositary decides it is not legal and practical to make the rights available, but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, holders will receive no value for them.

If the depositary makes rights to purchase common shares available to holders, it will exercise the rights and purchase the common shares on holders’ behalf. The depositary will then deposit the shares and deliver ADSs to holders. The depositary will only exercise rights if a holder pays it the exercise price and any other charges the rights require holders to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs representing common shares purchased upon exercise of rights. For example, holders may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADRs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to holders unless it receives satisfactory evidence from us that it is legal to make that distribution.

•	The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, common shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, common shares, rights or anything else to ADS holders. This means that holders may not receive the distributions we make on our common shares or any value for them if it is illegal or impractical for us to make them available to holders.

Deposit, Withdrawal and Cancellation

The depositary will deliver ADSs if a holder or its broker deposits common shares or evidence of rights to receive common shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names a holder requests and will deliver the ADSs to the persons requested.

If a holder surrenders ADSs to the depositary, upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the common shares and any other deposited securities underlying the surrendered ADSs to such holder or a person it designates at the office of the custodian. Or, at such holder’s request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible.

Holders of ADSs interested in surrendering them and withdrawing the common shares they represent (and/or receiving ADS upon deposit of common shares) should consult and are encouraged to liaise with their respective brokers or financial institutions, including their broker or financial institutions in Brazil, to give effect to any such process.

Voting Rights

Holders may instruct the depositary to vote the shares represented by their ADSs. If we ask for instructions, the depositary will notify holders of the upcoming vote and arrange to deliver our voting materials to the holders. The materials will describe the matters to be voted on and explain how holders may instruct the depositary to vote the shares or other deposited securities represented by their ADSs as they direct by a specified date. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Brazilian law and the provisions of our by-laws, to vote or to have its agents vote the common shares or other deposited securities as a holder instructs. Otherwise, holders will not be able to exercise their rights to vote unless they withdraw the common shares. However, a holder may not know about the meeting far enough in advance to withdraw the common shares sufficiently in advance of the meeting to be holders of record for the meeting in Brazil. We will use our best efforts to request that the depositary notify holders of upcoming votes and ask for their instructions.

27

The deposit agreement provides that holders of ADSs will be entitled to instruct the depositary to give a discretionary proxy to a person designated by the Company. In addition, if the depositary receives no instructions from a holder of ADSs to vote the common shares represented by their ADSs on or before the voting instructions deadline established by the depositary, the depositary shall deem such holder to have instructed the depositary to give a discretionary proxy to a person designated by the Company to vote the common shares represented by their ADSs, unless the Company provides the depositary with written instructions that is does not wish such discretionary proxy to be given, substantial opposition to the particular matter exists or such matter materially and adversely affects the rights of holders of common shares.

Fees and Expenses

Persons depositing common shares or ADS holders must pay:	For:
US$0.05 (or less) per ADS

•       Issuance of ADSs, including issuances resulting from a distribution of common shares or rights or other property

•       Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$0.02 (or less) per ADS (to the extent not prohibited by the rules of any stock exchange on which the ADSs are listed for trading)	• Any cash distribution to holders, except distributions of cash dividends
A fee equivalent to the fee that would be payable if securities distributed to holders had been common shares and the common shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
US$0.02 (or less) per ADS per calendar year, subject to our consent (to the extent not prohibited by the rules of any stock exchange on which the ADSs are listed for trading)	• Depositary services
Registration or transfer fees	• Transfer and registration of common shares on our common share register to or from the name of the depositary or its agent when a holder deposits or withdraws common shares
Expenses of the depositary in converting foreign currency to U.S. dollars
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
Taxes and other governmental charges the depositary or the custodian has to pay on any ADR or common share underlying an ADR, for example, stock transfer taxes, stamp duty or withholding taxes
Payment of any other charges payable by the depositary, any of the depositary’s agents, including the depositary’s custodian, or the agents of the depositary’s agents in connection with the servicing of shares underlying the American Depositary Shares or other deposited securities

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making applicable distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees.

From time to time, the depositary may (i) make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program and (ii) waive fees and expenses for services provided to us and/or the holders of our ADS.

28

Payment of Taxes

The depositary may deduct the amount of any taxes owed from any payments to holders. It may also sell deposited securities, by public or private sale, to pay any taxes owed. Holders will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders any proceeds, or send to holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:

•	Change the nominal or par value of our common shares
•	Reclassify, split up or consolidate any of the deposited securities
•	Distribute securities on the common shares that are not distributed to holders
•	Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action then the cash, common shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities. The depositary may distribute some or all of the cash, common shares or other securities it receives. It may also deliver new ADSs or ask holders to surrender their outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination

We may agree with the depositary to amend the deposit agreement, the ADSs and the form of ADRs without holders’ consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, holders are considered, by continuing to hold their ADSs, to agree to the amendment and to be bound by the the deposit agreement, the ADSs and the form of ADRs, as amended.

The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 60 days. In either case, the depositary must notify you at least 30 days before termination.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: (a) advise holders that the deposit agreement is terminated, (b) collect distributions on the deposited securities, (c) sell rights and other property, and (d) deliver common shares and other deposited securities upon cancellation of ADSs. One year after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADRs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;
•	are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;
•	are not liable if either of us exercises discretion permitted under the deposit agreement;

29

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs, the ADRs or the deposit agreement on your behalf or on behalf of any other party; and
•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we agree to indemnify the depositary for acting as depositary, except for losses caused by the depositary’s own negligence or bad faith, and the depositary agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of common shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any common shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Holders’ Rights to Receive the Common Shares Represented by their ADSs

Holders have the right to surrender their ADSs and withdraw the common shares they represent at any time except:

•	When temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of common shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our common shares.
•	When a holder owes money to pay fees, taxes and similar charges.
•	When it is necessary to prohibit withdrawals in order to comply with any laws, governmental or stock exchange regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities. This right of withdrawal may not be limited by any other provision of the deposit agreement.

Holders of ADSs interested in surrendering them and withdrawing the common shares they represent should consult and are encouraged to liaise with their brokers or financial institutions, including their broker or financial institutions in Brazil, to give effect to any such process.

30

Taxation

Certain Brazilian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the common shares offered pursuant to this prospectus will be set forth in the applicable prospectus supplement relating to such common shares.

31

Plan of Distribution

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the common shares that may be offered pursuant to this prospectus.

The applicable prospectus supplement will describe:

•	the method of distribution of the common shares offered thereby;
•	the purchase price and the proceeds we will receive from the sale; and
•	any securities exchanges on which the common shares of such series may be listed.

We may sell the common shares offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;
•	through agents;
•	through underwriters; and
•	through dealers.

We or any of our or their agents may directly solicit offers to purchase these common shares. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the common shares in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them and will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the common shares in respect of which this prospectus is delivered to the public.

If we utilize a dealer in the sale of the common shares in respect of which this prospectus is delivered, we will sell the common shares to the dealer, as principal. The dealer may then resell the common shares to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

The applicable prospectus supplement will set forth the place and time of delivery for the common shares in respect of which this prospectus is delivered. The applicable prospectus supplement will also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common shares at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

32

Legal Matters

We are being represented by Simpson Thacher & Bartlett LLP with respect to certain legal matters as to U.S. federal securities laws and New York State law. The validity of our common shares represented by the ADSs and other matters governed by Brazilian law will be passed upon for us by Barbosa, Müssnich Aragão Advogados.

33

Experts

The consolidated financial statements of BRF S.A. as of and for each of the years ended December 31, 2020, 2019 and 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, appearing in BRF S.A. annual report on Form 20-F for the year ended December 31, 2020, have been audited by KPMG Auditores Independentes Ltda., or KPMG, independent registered public accounting firm, as stated in their report appearing herein, which includes an emphasis of matter paragraph drawing attention to the consolidated financial statements and related note, which describe the investigations concluded by United States Government authorities and the ongoing investigations conducted by Brazilian Government authorities involving the Company, as well as their current and potential developments. Such consolidated financial statements are incorporated herein by reference in reliance, and upon such reports given, on the authority of said firm as expert in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the method of accounting for lease arrangements as of January 1, 2019 due to the adoption of IFRS 16 “Leases.”

34

Service of Process and Enforcement of Judgments

Brazil

We are a corporation (sociedade anônima) incorporated under the laws of Brazil. All of our directors and officers reside in Brazil, and all of our assets are located outside of the United States. As a result, it may not be possible (or it may be difficult) for you to effect service of process upon us or these other persons within the United States or within other jurisdiction outside Brazil, or to enforce U.S. court judgments against us or these other persons to the extent that such actions are predicated upon civil liability provisions of the federal securities laws of the United States or other jurisdictions outside Brazil.

In addition, any claims under the Novo Mercado listing rules must be submitted to arbitration proceedings conducted in accordance with the rules of the Market Arbitration Chamber (Câmara de Arbitragem do Mercado) of the B3, as provided in our bylaws. See “Description of Common Shares—Arbitration.”

We have been advised by Barbosa, Müssnich Aragão Advogados, our Brazilian counsel that, subject to specific requirements described below, a final conclusive judgment rendered by any court in the United States, including, without limitation, any judgment for payment of a determined sum of money, would be recognized in the courts of Brazil (or to the extent that Brazilian courts may have jurisdiction) such courts would enforce such judgment without retrial or reexamination of the merits of the original action; provided that such judgment has been previously recognized by the Superior Court of Justice (Superior Tribunal de Justiça - STJ). That recognition generally will occur if the foreign judgment:

•	fulfills all formalities required for its enforceability under the laws of the jurisdiction where the foreign judgment was rendered;
•	was rendered by a competent court after proper service of process on the parties in accordance with applicable law (if made in Brazil, service of process must be effected in accordance with Brazilian law), or is a default judgment carried out in accordance with applicable law;
•	does not violate a final and unappealable decision issued by a Brazilian court;
•	has been duly apostilled by the appropriate authority of the state rendering such foreign judgment in accordance with the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Public Documents, or the Apostille Convention, or, if the rendering state is not signatory to the Apostille Convention, is duly authenticated by a competent Brazilian consulate, or as otherwise provided by an international treaty to which Brazil is a signatory, and, in either case, is accompanied by a certified translation in Portuguese (tradução pública juramentada), except if such procedure was exempted by an international treaty concluded by Brazil;
•	is translated into Portuguese by a certified sworn translator;
•	does not violate Brazilian national sovereignty, human dignity, public policy or good morals;
•	is enforceable in the jurisdiction where it was rendered; and
•	does not violate the exclusive jurisdiction of Brazilian courts (as the case may be).

Brazilian law admits the exequatur of interlocutory decisions via letter rogatory. Additionally, it is possible to confirm a final and unappealable judicial decision, as well as a non-judicial decision of a jurisdictional nature under Brazilian law. The foreign decision may be partially confirmed.

The judicial recognition process may be time-consuming and may also give rise to difficulties in the enforcement of a foreign judgment in Brazil. Accordingly, we cannot assure you that recognition will be obtained, that the recognition process described above will be conducted in a timely manner or that Brazilian courts will enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the United States securities laws with respect to our common shares.

Our Brazilian counsel has further advised us that:

35

(1) original actions based on the federal securities laws of the United States may be brought in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce civil liability arising in such actions against us, or our directors and officers (provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals or national sovereignty and provided further that Brazilian courts can assert jurisdiction over the particular action); and (2) the ability of a creditor to satisfy a judgment by attaching certain assets of ours is limited by provisions of Brazilian Law to the extent such assets are located in Brazil.

A plaintiff (whether Brazilian or non-Brazilian) residing outside Brazil, or who is outside Brazil, during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee court expenses and legal fees in connection with court procedures for the collection of payments. The bond must have a value sufficient to satisfy the amounts due in respect of court fees and defendant attorney’s fees, as determined by a Brazilian judge. This requirement does not apply (1) in the case of enforcement of foreign judgments that have been duly confirmed by the STJ in Brazil, (2) collection claims based on instruments that may be enforced in Brazil without review of merit in proceedings filed under Brazilian law (execução de título executivo extrajudicial), (3) counterclaims (reconvenção), according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil) and (4) an exception is provided by an international agreement or treaty to which Brazil is a signatory. Notwithstanding the foregoing, we cannot assure you that recognition of any judgment will be obtained, that the process described above can be conducted in a timely manner, or that Brazilian courts will enforce a judgment for violation of the federal securities laws of the United States.

If proceedings are brought in the courts of Brazil seeking to enforce our obligations, we would not be required to discharge our obligations in a currency other than Brazilian reais. Any judgment obtained against us in Brazilian courts in respect of any payment obligations under our common shares would be expressed in Brazilian reais.

NOTWITHSTANDING THE FOREGOING, WE CANNOT ASSURE YOU THAT ENFORCEMENT OF ANY JUDGMENT WILL BE SUCCESSFUL, OR THAT THE PROCESS DESCRIBED ABOVE MAY BE CONDUCTED IN A TIMELY MANNER.

36

Where You Can Find More Information

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to us and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

37

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information filed with and/or furnished to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with and/or furnish to the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.

We are incorporating by reference into this prospectus the following documents that it has filed with or furnished to the SEC:

(1)	Our annual report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on March 26, 2021 (Acc-No: 0001292814-21-001201(34 Act));
(2)	Our report on Form 6-K furnished to the SEC on January 18, 2022, containing our unaudited condensed consolidated interim financial information as of September 30, 2021 and for the nine month period ended September 30, 2021 and 2020;
(3)	Our report on Form 6-K furnished to the SEC on January 18, 2022, containing (i) a discussion of our financial condition as of September 30, 2021 and for the nine months ended September 30, 2021 and (ii) a summary of certain other recent developments; and
(4)	Any of our future annual reports on Form 20-F filed with, and all reports on Form 6-K that are designated in such reports as being incorporated by reference into this prospectus furnished to, the SEC after the date of this prospectus and prior to the termination of the offering.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our investor relations department located at Av. das Nações Unidas, 8501 – 1st Floor, São Paulo, São Paulo 05425-070, Brazil; telephone: +55 (11) 2322-5377; e-mail: acoes@brf-br.com.

38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Neither the laws of Brazil nor the Registrant’s bylaws or other constitutive documents provide for indemnification of directors or officers.

However, the Registrant has entered into indemnification agreements with its executive officers, or the indemnified parties, and each, an indemnified party. Pursuant to these agreements, the Registrant has agreed to indemnify and hold harmless each indemnified party with respect to losses which they may be subject to in connection with any administrative or judicial proceedings in Brazil or abroad so long as the proceeding arises from their relationship with the Registrant in such role (or related roles), among other circumstances, or the covered risks, excluded from the coverage of these indemnifications agreements any action of the indemnified parties taken with bad faith or scienter. Under the terms of these agreements, the Registrant has also agreed to either advance or reimburse expenses incurred by the indemnified parties in connection with the covered risks (including legal counsels’ fees). In the Registrant’s extraordinary shareholders’ meeting held on May 25, 2018, its shareholders approved the execution of indemnification agreements by the Registrant with current and former members of its board of directors. In a meeting of the board of directors held on July 30, 2020, the members of the Registrant’s board of directors approved the execution of indemnification agreements with Jerônimo Antunes and Valmir Pedro Rossi, each a member of the Registrant’s Audit and Integrity Committee.

The Registrant has also agreed to contract director and officer insurance coverage for acts carried out by the indemnified parties in the course of their duties. Each agreement will remain in force during and after the period of the indemnified party’s employment with the Registrant, for an indefinite period of time.

Item 9. Exhibits.

Exhibit Number	Description
1.1†	Form of Underwriting and Placement Facilitation Agreement.
4.1*	Form of Amended and Restated Deposit Agreement dated as of November 14, 2011 among BRF-Brasil Foods S.A., The Bank of New York Mellon, as Depositary, and all Owners and Beneficial Owners from time to time of American Depositary Shares issued thereunder (incorporated by reference to Exhibit 1 to the Registration Statement on Form F-6, filed with the SEC on November 2, 2011)
5.1*	Opinion of Barbosa, Müssnich Aragão Advogados as to matters of Brazilian law relating to the common shares.
23.1*	Consent of KPMG Auditores Independentes Ltda.
23.2*	Consent of Barbosa, Müssnich Aragão Advogados (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to this Registration Statement).

_______________

† To be filed by amendment or incorporated by reference.

* Filed herewith.

Item 10. Undertakings.

(a)	The registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
39

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
40

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

41

SIGNATURES OF BRF S.A.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, Brazil, on January 18, 2022.

BRF S.A.

By:	/s/ Lorival Luz
Name: Lorival Luz
Title: Chief Executive Officer

By:	/s/ Carlos Alberto Bezerra de Moura
Name: Carlos Alberto Bezerra de Moura
Title: Chief Financial and Investor Relations Officer

42

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Lorival Luz and Carlos Alberto Bezerra de Moura, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of BRF S.A. on January 18, 2022.

Signature	Title
/s/ Lorival Luz	Chief Executive Officer
Lorival Luz

/s/ Carlos Alberto Bezerra de Moura	Chief Financial and Investor Relations Officer
Carlos Alberto Bezerra de Moura

/s/ Pedro Pullen Parente	Director (Chairman)
Pedro Pullen Parente

/s/ Augusto Marques da Cruz Filho	Director
Augusto Marques da Cruz Filho

/s/ Dan Ioschpe	Director
Dan Ioschpe

/s/ Flavia Buarque de Almeida	Director
Flavia Buarque de Almeida

/s/ Flavia Maria Bittencourt	Director
Flavia Maria Bittencourt

/s/ Luiz Fernando Furlan	Director
Luiz Fernando Furlan

/s/ Ivandré Montiel da Silva	Director
Ivandré Montiel da Silva

/s/ Roberto Rodrigues	Director
Roberto Rodrigues

/s/ Marcelo Feriozzi Bacci	Director
Marcelo Feriozzi Bacci
43

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF BRF S.A.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of BRF S.A., has signed this registration statement or amendment thereto, as the case may be, in São Paulo, Brazil, on January 18, 2022.

Signature		Title

COGENCY GLOBAL INC.		Authorized Representative in the United States

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President